UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 16, 2013

FRIENDFINDER NETWORKS INC.

 (Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34622	13-3750988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6800 Broken Sound Parkway, Suite 200 Boca Raton, Florida	33487
(Address of Principal Executive Offices)	(Zip Code)

(561) 912-7000

 (Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.     Bankruptcy or Receivership.

As previously disclosed, on September 17, 2013, FriendFinder Networks Inc., a Nevada corporation (the “Company” or “FFN”) and certain of its U.S. subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization relief under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”), in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Bankruptcy Court is jointly administering the cases as “In re PMGI Holdings Inc., et al., Case No. 13−12404 (CSS).” The Company continues to operate its business as “debtors−in—possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

On December 16, 2013, the Bankruptcy Court entered an order (Docket No. 359) approving and confirming the Company's Modified Second Amended Joint Plan of Reorganization of PMGI Holdings Inc. et. al. under Chapter 11 of the Bankruptcy Code (as confirmed, the “Plan”). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Plan. The effective date of the Plan is anticipated to be on or before December 31, 2013; however, the Company can make no assurance as to when, or ultimately if, the Plan will become effective. It is also possible that additional technical amendments could be made to the Plan before effectiveness. A copy of the Plan as confirmed is included as Exhibit 2.1 to this report and is incorporated by reference to Exhibit T3E.5 to the Company's Form T-3, as amended (File No. 022-28993), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 17, 2013.

Plan of Reorganization

The following is a summary of the material terms of the Plan. This summary highlights only certain provisions of the Plan and is not a complete description of the Plan. This summary is qualified in its entirety by reference to the full text of the Plan.

Treatment of Claims and Interests

As described in the Plan, with respect to claims of stakeholders, the Plan contemplates:

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on or as soon as practicable after the Bankruptcy Court confirms the Plan (the "Effective Date"), the First Lien Notes will be cancelled and the Company will distribute to holders of First Lien Notes as of the Effective Date (a) an equal principal amount (including applicable pre-payment penalties) of New First Lien Notes (the “New Notes”) with substantially the same terms as the old First Lien Notes, excluding certain interest and unpaid fees and costs, (b) cash, in the amount of any accrued and unpaid interest at the applicable non-default rate, and (c) additional cash in the amount of any incremental accrued and unpaid interest at the applicable default rate, to the extent excess cash is available under the terms of the Plan. The Company currently anticipates it will have sufficient cash on hand at the Effective Date to make the payments set forth in (b) and (c) above.

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on the Effective Date, the Second Lien Notes will be cancelled and at such time as each holder of the Second Lien Notes surrenders its cancelled Second Lien Note certificate to the Company along with an executed copy of the Stockholders' Agreement, each such holder shall receive a pro rata share of (a) 100% of the newly issued shares of common stock, par value $0.001 per share, of Reorganized FFN, and (b) cash, in an amount not to exceed $3 million, subject to cash payments to the holders of First Lien Notes in accordance with the Plan.

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assuming all holders of Allowed Second Lien Noteholder Claims properly surrender their Second Lien Note certificates, and execute the Stockholders' Agreement, the reorganized Company will issue approximately 702,000 shares of New Common Stock under the Plan. No additional shares of New Common Stock will be reserved for future issuance in respect of any other claims or interests. Notwithstanding the foregoing, shares of New Common Stock may be reserved pursuant to a Management Incentive Plan that will be implemented by the Company after the Effective Date to provide equity incentives to the reorganized Company's management.

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all existing shares of FFN capital stock, all options and warrants to acquire shares of FFN capital stock, and all securities convertible into shares of FFN capital stock will be extinguished on the Effective Date and holders of such securities shall not receive any property or consideration under the Plan.

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on or as soon as practicable after the Effective Date, each holder of an allowed administrative expense claim, priority claim, priority tax claim, or general unsecured claim, will receive cash equal to the full allowed amount of its claim or otherwise receive treatment consistent with applicable provisions of the Bankruptcy Code.

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generally, all executory contracts and unexpired leases shall be assumed pursuant to the Plan, except for (1) the Consulting Agreement, dated October 5, 2012, between Marc H. Bell and FFN (the “Bell Consulting Agreement”), (2) the Consulting Agreement dated October 5, 2012, between Daniel C. Staton and FFN (the “Staton Consulting Agreement”), and (3) those certain rejected contracts listed in the Amended Plan Supplement, which was filed by the Debtors with the Bankruptcy Court in connection with the Plan on December 13, 2013.

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the release by the Company of any and all claims or causes of action, known or unknown, relating to any pre-petition date acts or omissions, except for willful misconduct or fraud, committed by the officers, directors and employees of the Company and certain of the Company's representatives, the Consenting Noteholders, and their related trustees and their representatives, and Messrs. Bell and Staton, and their affiliates and representatives. The Plan also contains voluntary releases of the above parties from certain creditors of the Company.

Information as to Assets and Liabilities

Information as to the Company's assets and liabilities as of the most recent practicable date is contained in the monthly operating report for the month ended October 31, 2013, filed with the Bankruptcy Court on November 27, 2013 (the “Operating Report”) . The Monthly Operating Report is included as Exhibit 99.2 to this report and is incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, as filed with the SEC on November 13, 2013.

Cautionary Statement Regarding the Monthly Operating Report

The Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with reporting requirements of the Bankruptcy Court and the Bankruptcy Code. The financial information contained in the Operating Report is preliminary and unaudited and does not purport to show the financial statements of the Company in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals and disclosure items. The Company cautions readers not to place undue reliance on the Operating Report. The Operating Report may be subject to revision. The Operating Report is in a format required by the Bankruptcy Court and the Bankruptcy Code and should not be used for investment purposes. The information in the Operating Report should not be viewed as indicative of future results.

Item 8.01.  Other Events.

On December 17, 2013, the Company issued a press release announcing that the Bankruptcy Court entered an order confirming the Plan. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

2.1

Modified Second Amended Joint Plan of Reorganization of PMGI Holdings Inc. et. al. under Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit T3E.5 to the Company's Form T-3, as amended (File No. 022-28993), filed on December 17, 2013).

99.1	Press release dated December 17, 2013.

99.2	Monthly operating report for the month ended October 31, 2013 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K, filed on November 13, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIENDFINDER NETWORKS INC.

By: /s/ Ezra Shashoua

Name: Ezra Shashoua

Title: Chief Financial Officer

Dated: December 18, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 17, 2013.